Exhibit 10.57.1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Supplementary Agreement to Agreement No VT-23/0106 dated January 30, 2006.

Moscow	December 26, 2007

CTC Media, Inc., hereinafter referred to as “CTC”, represented by its President and Chief Executive Officer Mr. A.E. Rodnyansky, acting pursuant to the resolution of the Board of Directors of 02.08.04 and Chief Operating Officer V.S. Khanumyan, acting pursuant to the power of attorney No 99NP of September 21, 2004, as a first party,

Closed Joint Stock Company “Video International “Trend” (OGRN 1027700294071 of October 9, 2002), hereinafter referred to as the “Agency”, represented by its Deputy General Director for Sales and Regional Network Development Ms. T.A. Vavilova, acting pursuant to the power of attorney of April 5, 2007, as a second party, and Closed Joint Stock Company “Video International Group of Companies”, hereinafter referred to as the “Company”, represented by its General Director Mr. S.A. Vasiliev, acting pursuant to the Charter, as a third party, hereinafter referred to as the “Parties”, executed this Supplementary Agreement to Agreement No VT-23/0106 dated January 30, 2006 (hereinafter referred to as the “Agreement”) as follows:

1. The Parties agree that, provided the exclusivity condition is satisfied as set forth in the Agreement, and also subject to the provisions as to the amounts of Regional Advertising time to be made available on the TV Channels launched by the Broadcasters, the Agency/Agency Companies shall make every effort to sell the Regional Advertising time of the Broadcasters, listed in section 2, such that the Actual Gross Revenues (inclusive of the fee of the Agency/Agency Companies at a rate set forth in section 7 of the Agreement), received by the Broadcasters from the sale of the regional advertising on the TV Channels during the period of January 1, 2008 through December 31, 2008 and calculated for the calendar year in accordance with the methodology adopted by the Parties is at least RUR [**], inclusive of VAT calculated at the rate established under the Russian laws then in effect.

2.                                      In connection with the above the Parties also agreed on the following distribution of the gross sales revenues (inclusive of the fee of the Agency/Agency Companies at a rate set forth in section 7 of the Agreement) of the Broadcasters regional advertising on the TV Channels during the period of January 1, 2008 through December 31, 2008.

Distribution of Base Revenue Amounts Among Broadcaster Companies in 2008

Item	City/TV Channel	Broadcasting Company	TV Channel Sales Revenues (VAT inclusive), inclusive Agency’s/Agency Companies’ Fees
1	Moscow / CTC	OOO “Marathon-TV”	[**]
2	Moscow / Domashny	OAO “Teleexpress”	[**]
3	St.- Petersburg / CTC	ZAO “Telecompany “Channel 6”	[**]
4	St.- Petersburg / Domashny	ZAO “Nevsky channel”	[**]
5	Kazan / CTC	ZAO “Channel 6”	[**]
6	Kazan / Domashny	ZAO “Variant”	[**]
7	Samara / CTC	ZAO “Radio-Volga-TV”	[**]
8	Samara / Domashny	ZAO “Orion TV”	[**]
9	Nizhniy Novgorod / CTC	OOO “NTK”	[**]
10	Omsk / CTC	ZAO “Zodiac”	[**]
11	Rostov – on – Don / Domashny*	OOO “YuRkH”	[**]
12	Rostov – on – Don / CTC	OOO “Programma, Service, Montazh”	[**]
13	Vladivostok / CTC	OOO “CTC-Voskhod”	[**]
14	Vladivostok / CTC	OOO “Kontinent-50”	[**]
15	Perm / CTC	ZAO “TV-Maxima”	[**]
16	Perm / Domashny	OOO “Telecompaniay “T-8”	[**]
17	Volgograd / CTC	OOO “CTC-Volgograd”	[**]
18	Voronezh / CTC	OOO “VTK”	[**]
19	Voronezh /Domashny*	OOO “PKF “Radiosvyaz”	[**]
20	Tver / CTC	ZAO “TRK “Guberniya”	[**]
21	Ufa / CTC	OOO “CTC-Ufa”	[**]
22	Barnaul / CTC	OOO “Vega TV”	[**]
23	Barnaul /Domashny	OOO “Vecher”	[**]
24	Novosibirsk / CTC	OOO “Television station “Mir”	[**]
25	Kemerovo / Domashny	OOO “TVTz-Tom”	[**]
26	Stavropol/ Domashny*		[**]
27	Ekaterinburg/CTC	ZAO “Regionalnaya telekommpaniya”	[**]
28	Irkutsk/CTC	OOO “Irkutsk-CTC”	[**]
29	Irkutsk/Domashny	OOO “Irkutsk-TV”	[**]

	TOTAL		[**]

* By their agreement the Parties approved the wording of the Agency Agreement (attached hereto as Exhibit 1), which is recommended to the said Broadcasters to be entered into with the Agency and which will grant to the latter right till December 31, 2010 to contract on exclusive basis outside the territory defined in the respective agreements the placement of third party advertising in the regional broadcasts of the TV Channels’ Broadcasters (hereinafter the “regional advertising”). The Parties agree that the changes to the agreed wording will only be possible subject to the consent of the Parties to this Supplementary Agreement.

3.                                       The Parties further agree that effective January 21, 2008 the terms of settlements between the Broadcasters and the Agency Companies will change as follows:

The payments in Russian Rubles under Client Agreements shall be made to the Agency’s current account.

The Agency shall be required to transfer the amounts received under such Client Agreements in full to the respective Broadcaster within five banking days.

The Broadcaster shall be required no later than the day immediately following the date of receipt of the funds to its current account to remit to the Agency’s bank account the amount equal to 15% (Fifteeen Percent) of the funds received in payment of the Agency Fee.

All arrangements relating to the settlements between the Broadcasters and the Agency Companies shall be set forth in the agreements/supplementary agreements to the contracts between the Broadcasters and the Agency Companies in the form agreed by the Parties hereto.

4.                                      The Parties agree that effective January 1, 2008 the time to be allocated for the regional advertising and made available to the Agency/Agency Companies for placement of regional advertising under Client Agreements in the Network Program Blocks and Regional Broadcast Windows shall be equal to:

•                  for CTC Channel Broadcasters -  3.75% (Three and Seventy Five Hundredths percent) of the length of the respective Network Program Block (in accordance with the provisions of the “network affiliation” agreement) during each astronomical hour (excluding the length of the Regional Window) plus all advertising time in the Regional Broadcast Windows (in accordance with the Broadcaster’s programming schedule) permitted under applicable law, except as provided otherwise in the contracts between the Broadcaster and the Agency/Agency Companies;

•                  for Domashny Broadcasters - 4.58% (Four and Fifty Eight Hundredth percent) of the length of the Domashny Network Program Block  (in accordance with the provisions of the “network affiliation” agreement, made with a particular Broadcaster for broadcasting Domashny TV Channel programming) during each astronomical hour (excluding the length of the Regional Window) plus all advertising time in the Regional Broadcast Windows (in accordance with the Broadcaster’s programming schedule) permitted under applicable law, except as provided otherwise in the contracts between the Broadcaster and the Agency/Agency Companies.

5.                                      In all other matters not covered by and not inconsistent with this Supplementary Agreement the Parties shall be governed by the provisions of the Agreement.

6.                                      This Supplementary Agreement shall come into effect upon signing by the authorized representative of the Parties .

6.                                      This Supplementary Agreement is executed in three counterparts with one for each Party.

SIGNATURES OF THE PARTIES

On behalf of CTC	On behalf of the Company
/s/ A.E. Rodnyansky	/s/ S.A. Vasiliev
(A.E. Rodnyansky) seal here	(S.A. Vasiliev) seal here

/s/ V.S. Khanumyan
(V.S. Khanumyan)

On behalf of the Agency
/s/ T.A. Vavilova
(T.A. Vavilova) seal here